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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                  JURISDICTION OF ORGANIZATION
                         NAME                                           OR INCORPORATION
--------------------------------------------------------------    ----------------------------
SEI Investments Distribution Company                                Pennsylvania

SEI Investments Management Corporation                              Delaware

SEI, Inc.                                                           Canada (Federal)

SEI Capital Limited                                                 Canada (Federal)

SEI Investments Developments, Inc.                                  Delaware

SEI Investments Global Funds Services                               Delaware

SEI Investments Fund Management                                     Delaware

SEI Investments Management Corporation Delaware, LLC                Delaware

SEI Trust Company                                                   Pennsylvania

SEI Funds, Inc.                                                     Delaware

SEI Investments, Inc.                                               Delaware

SEI Global Investments Corporation                                  Delaware

SEI Capital AG                                                      Switzerland

SEI Investments Canada Company                                      Canada (Federal)

SEI Advanced Capital Management, Inc.                               Delaware

SEI Global Capital Investments, Inc.                                Delaware

SEI Investments Global (Cayman), Ltd.                               Cayman Islands, B. W. I.

SEI Investments Global, Limited                                     Ireland

SEI Investments Global Fund Services, Ltd.                          Ireland

SEI Investments Argentina, S. A.                                    Argentina

SEI Global Holdings (Cayman) Inc.                                   Cayman Islands, B. W. I.

SEI Investments (South Africa) Limited                              South Africa

SEI Primus Holding Corporation                                      Canada

SEI Investments Trustee & Custodial Services (Ireland) Limited      Ireland

SEI Private Trust Company                                           Pennsylvania

SEI Venture Capital Inc                                             Delaware

SEI Asset Korea Co., Ltd.                                           South Korea

SEI Investments Europe Limited                                      United Kingdom

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
SEI Investments (France) Company                                    France

SEI Investments - Unit Trust Management (UK) Ltd.                   United Kingdom

SEI Family Office Services, LLC                                     Delaware

Lartington Limited                                                  Ireland

SEI Investments Management Company II                               Delaware
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